Exhibit 99.3

REGENERATIVE MEDICINE SOLUTIONS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2018	December 31, 2017
	(unaudited)
Assets
Current Assets
Cash	$77,827	$251,330
Accounts receivable, net	28,834	17,431
Prepaid expenses	113,089	134,465
Total Current Assets	219,750	403,226

Property and Equipment, net of accumulated depreciation	928,888	772,460

Other Assets
Related party receivable	158,171	61,485
Deposits and other assets	38,889	35,556
Total Other Assets	197,060	97,041
Total Assets	$1,345,698	$1,272,727
Liabilities and Stockholders’ (Deficit) Equity
Current Liabilities
Accounts payable	$997,621	$795,295
Accrued liabilities	258,982	304,944
Treatment deposits	17,750	22,000
Deferred revenue	280,688	635,439
Other current liabilities	100,855	87,440
Total Current Liabilities	1,655,896	1,845,118
Long-Term Liabilities
Lines of Credit	3,467,724	1,100,000
Deferred rent	23,336	—
Total Long-Term Liabilities	3,491,060	1,100,000
Total Liabilities	5,146,956	2,945,118
Members’ Equity	(3,397,321)	(1,268,454)

Non-Controlling Interest	(403,937)	(403,937)

Total Liabilities and Members’ (Deficit) Equity	$1,345,698	$1,272,727

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REGENERATIVE MEDICINE SOLUTIONS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017
Revenues	$6,991,253	$10,721,432
Operating Expenses
Salaries and other benefits	4,333,951	4,805,910
Medical supplies	732,054	1,001,202
Advertising	1,555,856	2,352,710
General and administrative	2,377,336	3,096,412
Total Operating Expenses	8,999,197	11,256,233

Operating Loss	(2,007,944)	(534,891)

Other Expenses
Interest expense	120,923	65
Total Other Expenses	120,923	65

Net Loss Before Non-Controlling Interest	(2,128,867)	(534,957)

Net Loss Attributed to Non-Controlling Interest	—	928

Net Loss	$(2,128,867)	$(534,029)

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REGENERATIVE MEDICINE SOLUTIONS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ (DEFICIT) EQUITY

For the nine months ended September 30, 2018

(UNAUDITED)

	Members’		Total Members’
	(Deficit) Equity	Non-Controlling Interest	(Deficit) Equity
Members’ Equity – Beginning of Year	$(1,268,454)	(403,937)	$(1,672,391)
Net loss	(2,128,867)	—	(2,128,867)
Balance – September 30, 2018	$(3,397,321)	(403,937)	$(3,801,258)

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REGENERATIVE MEDICINE SOLUTIONS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,
	2018	2017
Cash Flows from Operating Activities
Net loss	$(2,128,867)	$(534,029)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	74,694	87,754
Cash provided by (used in) changes in the following items:
Increase (decrease) in accounts receivable	(11,403)	6,500
(Increase) decrease in prepaid expenses	21,376	(195,064)
Increase (decrease) in related party receivable	(96,686)	(23,236)
(Increase) decrease in deposits and other assets	(3,334)	—
Increase (decrease) in accounts payable	202,326	170,703
Increase (decrease) in accrued liabilities	(45,962)	286,393
Increase (decrease) in treatment deposits	(4,250)	47,500
Increase (decrease) in deferred revenue	(354,751)	(158,062)
Increase (decrease) in other current liabilities	13,415	87,701
Decrease (increase) in deferred rent	23,336	—
Net Cash Used in Operating Activities	(2,310,106)	(223,840)
Cash Flows from Investing Activities
Purchases of property and equipment	(231,121)	(89,657)
Net Cash Provided by (Used in) Investing Activities	(231,121)	(89,657)
Cash Flows from Financing Activities
Proceeds from lines of credit	2,367,724	—
Net Cash Provided by Financing Activities	2,367,724	—
Net (Decrease)/Increase in Cash	(173,503)	(313,497)
Cash - Beginning of period	251,330	778,217
Cash - End of period	$77,827	$464,721

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REGENERATIVE MEDICINE SOLUTIONS, LLC AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR PERIOD ENDING SEPTEMBER 30, 2018 (UNAUDITED)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The accompanying consolidated financial statements include the financial activities of Regenerative Medicine Solutions, LLC (“RMS”), Lung Institute, LLC (“LI”), RMS Nashville, LLC (“Nashville”), RMS Pittsburgh, LLC (“Pittsburgh”), RMS Scottsdale, LLC (“Scottsdale”), RMS Dallas, LLC (“Dallas”), State, LLC (“State”), Cognitive Health Institute Tampa, LLC (“CHI”), RMS Lung Institute Management, LLC (“RMS LI MGMT”) and the variable interest entities noted below; collectively, (the “Company”, “Companies”, or “Parent”). With the exception of State, all entities are wholly-owned by RMS. RMS owns 50% of State and is the managing and majority member. In 2018, STATE became wholly owned by RMS and became a single member LLC. The Companies were formed in the state of Delaware on various dates from 2012 to 2017.

The Company is a healthcare medical biosciences company that is focused on regenerative medicine in humans, including research, development, and treatments that involve regenerative medicine and the use of stem cells to patients throughout the United States. LI and CHI share an office in Tampa, Florida and provide medical consulting and treatments. Nashville, Pittsburgh, Scottsdale, Dallas, and RMS LI MGMT provide general oversight, management services, personnel training and other expertise for Lung Institute locations (“LI Clinics”) not owned by the Company. State is developing software applications and programs that are centered around non-meditative states such as breath, visual, and auditory and plans to market their products to businesses.

During 2018, the Company combined the operations of the individual management entities (Nashville, Pittsburgh, Scottsdale, and Dallas) into a single management company, RMS LI MGMT.

Principles of Consolidation

Accounting principles generally accepted in the United States of America (U.S. GAAP) require that a related entity be consolidated with a company when certain conditions exist. An entity is considered to be a variable interest entity (VIE) when it has equity investors who lack the characteristics of having a controlling financial interest, or its capital is insufficient to permit it to finance its activities without additional subordinated financial support. Consolidation of a VIE by the Parent would be required if it is determined that the Parent will absorb a majority of the VIE’s expected losses or residual returns if they occur, retain the power to direct or control the VIE’s activities, or both.

The Parent has consolidated Lung Institute Dallas (“LI Dallas”), Lung Institute Nashville (“LI Nashville”), Lung Institute Pittsburgh (“LI Pittsburgh”), and Lung Institute Scottsdale (“LI Scottsdale”), as VIEs.

The accompanying consolidated financial statements include the accounts of the Parent, its wholly-owned subsidiaries, its majority owned subsidiaries, and its variable interest entities.

All significant intercompany balances and transactions have been eliminated in consolidation.

Basis of Accounting

The Company uses the accrual method of accounting for financial statement and tax return purposes. Under this method, revenues are recognized in the period when earned and expenses are recognized when incurred.

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Revenue Recognition

The Company records revenue when evidence of an arrangement exists, services have been rendered, the fee is fixed or determinable, and collectability is reasonably assured.

The Company generally recognizes revenue at the time the patient receives treatment. For certain treatment programs that require multiple sessions, the related revenue is allocated based on the benefit received by the patient from each session. The Company has deferred recognition of revenue amounting to approximately $281,000 and $635,000 as of September 30, 2018 and December 31, 2017, respectively.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reported period. Significant items subject to such estimates and assumptions include the valuation allowance for accounts receivable and certain accrued expenses. Actual results could differ from those estimates.

Accounts Receivable

Trade accounts receivable are stated net of an estimate made for doubtful accounts. Management evaluates the adequacy of the allowance for doubtful accounts regularly to determine if any account balances will potentially be uncollectible. Customer account balances are considered past due or delinquent based on the contractual agreement with each customer. Accounts are written off when, in management’s judgment, they are considered uncollectible. At September 30, 2018, management believes no allowance is necessary.

Property and Equipment

Purchases of property and equipment are recorded at cost. Maintenance and repairs which do not improve the efficiency or extend the useful lives are charged to operations as incurred. Property and equipment and accumulated depreciation and amortization amounts are relieved from the accounts for retirements or dispositions and the resulting gains or losses are reflected in income.

Depreciation and amortization of property and equipment is computed using the straight-line method over the following useful lives:

Leasehold improvements	Lesser of useful life or remaining term of lease

Medical equipment	5 - 7 years
Computer software	3 - 7 years
Furniture and fixtures	5 - 7 years

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Patents

The Company acquired potential patents as the result of a business acquisition in a prior year. As of December 31, 2017, these patents were still pending and had not yet been approved by the U.S. Patent and Trademark Office. Management had been amortizing the patents over 20 years beginning from the initial application date.

As of December 31, 2017, these patents were still pending approval. As a result, management has evaluated the status of the patents and the likelihood of receiving any future value from them and has determined that the patents should be written off. At December 31, 2017, the patents had a net book value of approximately $302,000 which was written off and recorded as a loss at December 31, 2017.

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets for financial impairment as events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable. Management evaluates the recoverability of long-lived assets by measuring the carrying amounts of the assets against their estimated undiscounted future cash flows. If such evaluations indicate that the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values. No impairment losses, other than described above, were recorded for the year ending December 31, 2017 or for the nine months ending September 30, 2018.

Advertising

The Company expenses advertising costs as they are incurred. Advertising expense was approximately $1,435,784 and $2,352,710 for the nine-month period ended September 30, 2018 and 2017, respectively.

Concentration of Risk

The Company maintains deposits in financial institutions that at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation. The Company believes that there is no significant risk with respect to these deposits and has not experienced any losses on its deposits with financial institutions.

Income Taxes

The Companies and State, LLC in 2017 were limited liability companies (LLCs) which had elected to be taxed as partnerships for federal income tax purposes. The income or loss generated by RMS and State were passed through to the members and taxed at their individual tax rates. Therefore, no provision for income taxes was included in these consolidated financial statements.

The income or loss generated by the subsidiaries were passed through to RMS and State and ultimately to the members of RMS and State and taxed at their individual income tax rates. Therefore, no income tax provision the subsidiaries was included in these consolidated financial statements.

In May 2018, STATE, LLC became a wholly owned single member LLC.

In June 2018 RMS LLC, elected to be treated as a C- Corporation for income tax purposes.

New Accounting Pronouncements

On May 28, 2014, the FASB issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This standard also includes expanded disclosure requirements that result in an entity providing users of financial statements with comprehensive information about the nature, amount, timing, and uncertainty of revenue and cash flows arising from the entity’s contracts with customers. This standard will be effective for the calendar year ending December 31, 2019. The Company is currently in the process of evaluating the impact of adoption of this ASU on the consolidated financial statements.

In February 2016, the FASB issued Accounting Standards Update (ASU) 2016-02, Leases. The ASU requires all leases with lease terms more than 12 months to be capitalized as a right-of-use asset and lease liability on the balance sheet at the date of lease commencement. Leases will be classified as either finance leases or operating leases. This distinction will be relevant for the pattern of expense recognition in the income statement. This ASU will be effective for the Company for the year ending December 31, 2020. The Company is currently in the process of evaluating the impact of adoption of this ASU on the consolidated financial statements.

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2.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at September 30, 2018 and December 31, 2017.

	2018	2017

Leasehold improvements	$152,909	$154,307
Medical equipment	48,110	49,447
Computer software	783,386	552,265
Furniture and fixtures	236,508	236,507
	1,220,913	992,526
Less: accumulated depreciation and amortization	(292,023)	(220,066)
	$928,888	$772,460

Depreciation and amortization expense was approximately $75,000 and $88,000 for the periods ended September 30, 2018 and 2017, respectively.

3.	LINES OF CREDIT

During October and December of 2017, the Company obtained two separate lines of credit with two related party lenders which provided available borrowings of up to $1,700,000 with a 6% annual interest rate. As of December 31, 2017, the Company had an outstanding balance of $1,100,000 related to these lines of credit

During March 2018, the Company consolidated the lines of credit into one note payable to a related party entity. The new agreement allows for up to $5.2 million in borrowings including the outstanding amount at December 31, 2017 for the two lines of credit. The note payable contains a 6% annual interest rate and matures in March 2021. Payments of interest only are due quarterly beginning on June 30, 2018. As of September 30, 2018, the new note payable has a principal balance of $3,467,724 and accrued interest of $98,826.

4.	OPERATING LEASES

The Company leases office space and certain office equipment under operating leases expiring in various years through 2022. The leasing arrangements contain various renewal options that are adjusted for increases in the consumer price index or agreed upon rates. A member guarantees certain leases.

Future minimum lease payments as of September 30, 2018 are as follows:

Year Ending December 31,
Three months remaining in 2018	$137,737
2019	462,717
2020	432,301
2021	155,599
2022	102,752
$1,291,106

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5.	RELATED PARTY TRANSACTIONS

As of September 30, 2018 and December 31, 2017, the Company had amounts receivable from related parties totaling approximately $158,171 and $61,485, respectively. These receivables are not due within 12 months and are included in other assets on the consolidated balance sheets.

6.	LITIGATION

In the ordinary course of business, the Company is subject to, or party to, pending or threatened litigation, assessments, and claims. At September 30, 2018, and 2017, there are claims in various stages asserted against the Company. Except as noted below, all instances are in the preliminary stages. While it is not possible to predict with certainty the outcome of such matters individually or in the aggregate, management believes that the ultimate result will not have a material adverse effect on the financial position of the Company.

During January 2019, a final judgment was rendered against State regarding an outstanding payable from 2018 which was accrued in accounts payable in the financial statements of State as of September 30, 2018. The judgment calls for State to pay approximately $290,000; however, State is currently non-operational due to the resignation of its Board of Directors , and there are no longer any decision makers remaining to resolve this matter.

7.	GOING CONCERN

The Company’s total liabilities exceeded its total assets by approximately $3,397,000 as of September 30, 2018, and the Company has incurred significant operating losses for the period ended September 30, 2018.

At September 30, 2018, the Company had a members’ deficit of approximately $3,801,000. Management of the Company has taken certain steps intended to provide additional capital and liquidity to ensure the Company’s ability to continue as a going concern. Such steps include restructuring the Company’s lines of credit subsequent to year-end to increase the borrowing limit and achieve more favorable borrowing terms. See Note 3. Additionally, on January 9, 2019, the Company executed a business merger which provided additional capital and liquidity. See Note 8. Management believes that this action will enable the Company to continue as a going concern.

8.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these consolidated financial statements were available to be issued, for possible recognition or disclosure in the consolidated financial statements.

In October 2018, each Member of Regenerative Medicine Solutions, LLC agreed to contribute the Member’s entire interest in Regenerative Medicine Solutions, LLC in exchange for an equivalent Interest in RMS Shareholder, LLC.

In January 2019, the Company executed a business merger with a third-party entity and transferred certain assets and certain liabilities to that entity in exchange for stock of that entity. The Company plans to dissolve certain legal entities including RMS Nashville, RMS Scottsdale, RMS Pittsburgh, and RMS Dallas. The remaining RMS entities remain in existence until resolution of its legal matters as described in Note 6.

Except as disclosed above, there were no material subsequent events that required recognition or additional disclosure in these consolidated financial statements.

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